Exhibit 1.1

Becton, Dickinson and Company

Debt Securities

Underwriting Agreement

December 4, 2014

Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue,

New York, New York 10179

As Representatives of the several Underwriters named in Schedule I hereto.

Ladies and Gentlemen:

Becton, Dickinson and Company, a New Jersey corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $750,000,000 principal amount of the Floating Rate Notes due June 15, 2016 (the “2016 Floating Rate Securities”), $1,250,000,000 principal amount of the 1.800% Notes due December 15, 2017 (the “2017 Securities”), $1,250,000,000 principal amount of the 2.675% Notes due December 15, 2019 (the “2019 Securities”), $1,750,000,000 principal amount of the 3.734% Notes due December 15, 2024 (the “2024 Securities”) and $1,200,000,000 principal amount of the 4.685% Notes due December 15, 2044 (the “2044 Securities”) of the Company (collectively, the “Securities”).

1. The Company represents and warrants (it being understood that representations and warranties of the Company with respect to CareFusion (as defined below) are made solely to the knowledge of the Company) to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3

1

(File No. 333-183059) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheets prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto, if any, does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the

Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, which event is material to the Company and its subsidiaries, taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than the issuance of shares under the Company’s employee benefit or stock purchase plans or upon conversion of outstanding convertible debt of the Company) or long term obligations of the Company and its subsidiaries which are material taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation for the transaction of business and in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except in those instances with respect to the Company and its subsidiaries where failure to be so qualified would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole;

(h) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and minority interests reflected in the Company’s consolidated financial statements included or incorporated in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(i) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture dated as of March 1, 1997 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.) as Trustee (the “Trustee”), under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement or such other form as shall have previously been agreed to by you; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(j) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, as amended, or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(k) The statements set forth in the Prospectus under the caption “Description of Notes” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(l) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(m) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(n) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(o) (i) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting, are independent public accountants in respect of the Company as required by the Act and the rules and regulations of the Commission thereunder; (ii) to the Company’s knowledge, PricewaterhouseCoopers LLP, who have certified certain financial statements of CareFusion Corporation and its subsidiaries (“CareFusion”) and have audited CareFusion’s internal control over financial reporting, are independent public accountants in respect of CareFusion as required by the Act and the rules and regulations of the Commission thereunder; and (iii) to the Company’s knowledge, Ernst & Young LLP, who have certified certain financial statements of CareFusion and have audited CareFusion’s internal control over financial reporting, are, or in the case of (iii) above, during their audit and professional engagement period were, independent public accountants in respect of CareFusion as required by the Act and the rules and regulations of the Commission thereunder;

(p) The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and Exchange Act and the rules and regulations thereunder, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries and CareFusion, as applicable, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package, when read in conjunction with the related financial statements, present fairly in all material respects the information required to be stated therein; the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects, on the basis stated therein, the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, as applicable, and the assumptions underlying such pro forma financial information are reasonable and, to the extent material, are set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company believes its internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(r) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(s) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(t) Neither the Company nor any of its subsidiaries or affiliates, nor, to the Company’s knowledge, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action on behalf of the Company in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in favor of the Company; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein, except in each case, as would not be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole;

(u) To the Company’s knowledge, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and

(v) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director or officer of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria);

(ii) The Entity represents and covenants that, except pursuant to appropriate government authorization or as exempted from such regulation, it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(iii) The Entity represents and covenants that, except pursuant to appropriate government authorization or as exempted from such regulation, for the past three (3) years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.850% of the principal amount thereof for the 2016 Floating Rate Securities, 99.550% of the principal amount thereof for the 2017 Securities, 99.400% of the principal amount thereof for the 2019 Securities, 99.350% of the principal amount thereof for the 2024 Securities and 99.125% of the principal amount thereof for the 2044 Securities, in each case plus accrued interest, if any, from December 15, 2014 to the Time of Delivery (as defined below) hereunder, the respective principal amounts of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on December 15, 2014 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(h) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare final term sheets, containing solely a description of the Securities, in a form approved by you and to file such term sheets pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the

Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice therereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) To furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

(g) During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to the Securities;

(h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.

6. (a) (i) The Company represents and agrees that, other than the final term sheets prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives (other than the final term sheets prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the Company’s performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheets contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the incorporation of the Company, the validity of the Indenture, the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) The General Counsel for the Company and Special Counsel for the Company satisfactory to the Representatives shall have furnished to you their respective written opinions (the content of which is set forth in Annex I(a) and Annex I(b) hereto, respectively), dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(d) (i) At the time of the execution of this Agreement, (A) Ernst & Young LLP, as auditors of the Company, shall have furnished to you a letter, dated such date, in form and substance satisfactory to you, to the effect set forth in Annex II(a) hereto, (B) PricewaterhouseCoopers LLP, as auditors of CareFusion, shall have furnished to you a letter, dated such date, in form and substance satisfactory to you, to the effect set forth in Annex II(b) and (C) Ernst & Young LLP, as predecessor auditors of CareFusion, shall have furnished to you a letter, dated such date, in form and substance satisfactory to you, to the effect set forth in Annex II(c); and (ii) at the Time of Delivery, each such firm, in such capacity, shall have furnished to you a letter, in each case, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that they reaffirm the statements made in the relevant letter furnished pursuant to Section 8(d)(i) above, except that the specified date referred to shall be a date not more than three business days prior to the Time of Delivery;

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than the issuance of shares under the Company’s employee benefit or stock purchase plans or upon conversion of outstanding convertible debt of the Company) or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus; and

(h) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) provided that in the event of such assumption the action may not be compromised or settled by the indemnifying party without the consent of the indemnified party, which consent shall not be unreasonably withheld. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable to the indemnified party pursuant to the provisions of this Section 9 in respect of any action compromised or settled by the indemnified party, unless the written consent of the indemnifying party shall have been obtained to such compromise or settlement (which consent shall not be unreasonably withheld).

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such

Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate if so decided by the Company upon notice to the Underwriters pursuant to Section 13 hereunder, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters,

as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters made or given by you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk (Fax: 212-834-6081); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Becton, Dickinson & Company

By:	/S/ Christopher R. Reidy
Name: Christopher R. Reidy
Title: Chief Financial Officer and Executive Vice President of Administration

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:	/S/ Adam Greene
Name: Adam Greene
Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/S/ Maria Sramek
Name: Maria Sramek
Title: Executive Director

Acting severally on behalf of

themselves and as Representatives of

the several Underwriters named in

Schedule 1 hereto.

SCHEDULE I

Underwriter	Principal Amount of 2016 Floating Rate Securities to be Purchased	Principal Amount of 2017 Securities to be Purchased	Principal Amount of 2019 Securities to be Purchased	Principal Amount of 2024 Securities to be Purchased	Principal Amount of 2044 Securities to be Purchased
Goldman, Sachs & Co.	$262,500,000	$437,500,000	$437,500,000	$612,500,000	$420,000,000
J.P. Morgan Securities LLC	133,650,000	222,750,000	222,750,000	311,850,000	213,840,000
BNP Paribas Securities Corp.	64,575,000	107,625,000	107,625,000	150,675,000	103,320,000
Citigroup Global Markets Inc.	64,575,000	107,625,000	107,625,000	150,675,000	103,320,000
Mitsubishi UFJ Securities (USA), Inc.	64,575,000	107,625,000	107,625,000	150,675,000	103,320,000
Morgan Stanley & Co. LLC	64,575,000	107,625,000	107,625,000	150,675,000	103,320,000
Banca IMI S.p.A.	13,650,000	22,750,000	22,750,000	31,850,000	21,840,000
BNY Mellon Capital Markets, LLC	13,650,000	22,750,000	22,750,000	31,850,000	21,840,000
ING Financial Markets LLC	13,650,000	22,750,000	22,750,000	31,850,000	21,840,000
Mizuho Securities USA Inc.	13,650,000	22,750,000	22,750,000	31,850,000	21,840,000
Standard Chartered Bank	13,650,000	22,750,000	22,750,000	31,850,000	21,840,000
Wells Fargo Securities, LLC	13,650,000	22,750,000	22,750,000	31,850,000	21,840,000
The Williams Capital Group, L.P.	13,650,000	22,750,000	22,750,000	31,850,000	21,840,000

Total	$750,000,000	$1,250,000,000	$1,250,000,000	$1,750,000,000	$1,200,000,000

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic Investor Presentation of Becton, Dickinson and Company, dated December, 2014

(b) Additional Documents Incorporated by Reference: None.

ANNEX I(a)

CONTENT OF LETTER TO BE PROVIDED BY JEFFREY S. SHERMAN,

SENIOR VICE PRESIDENT AND GENERAL COUNSEL FOR

BECTON, DICKINSON AND COMPANY

I am Senior Vice President and General Counsel of Becton, Dickinson and Company, a New Jersey corporation (the “Company”), and have been requested to furnish this opinion in connection with the proposed sale by the Company to you of (a) $750,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2016 (the “2016 Notes”), (b) $1,250,000,000 aggregate principal amount of the Company’s 1.800% Senior Notes due 2017 (the “2017 Notes”), (c) $1,250,000,000 aggregate principal amount of the Company’s 2.675% Senior Notes due 2019 (the “2019 Notes”), (d) $1,750,000,000 aggregate principal amount of the Company’s 3.734% Senior Notes due 2024 (the “2024 Notes”), and (e) $1,200,000,000 aggregate principal amount of the Company’s 4.685% Senior Notes due 2044 (together with the 2016 Notes, the 2017 Notes, the 2019 Notes and the 2024 Notes, “Notes”), pursuant to Section 8(c) of the Underwriting Agreement, dated December 4, 2014 (the “Underwriting Agreement”) between the Company and you. Capitalized terms used herein and not otherwise defined shall have the same meanings as in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (Registration No. 333-183059) (the “Registration Statement”), covering the registration of the Notes under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on August 3, 2012, and was effective upon filing with the Commission. The Registration Statement in the form filed with the Commission is hereinafter referred to as the “Registration Statement”, and the Prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, dated December 4, 2014, filed with the Commission on [            ], 2014, pursuant to Rule 424(b)(5) under the Act, together with documents incorporated by reference therein, are hereinafter collectively referred to as the “Prospectus”.

In connection with the furnishing of this opinion, I have examined (a) copies of the Registration Statement and of the Prospectus, (b) a copy of resolutions adopted by the Board of Directors of the Company (the “Board”) at a meeting held on November 25, 2014 and of actions taken by Vincent A. Forlenza and Christopher R. Reidy pursuant to authority granted to them by the Company’s Board of Directors, as of December 4, 2014, (c) a copy of the Underwriting Agreement, and (d) a copy of the Indenture, dated as of March 1, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to JP Morgan Chase Bank), as Trustee (the “Indenture”).

I also have examined such corporate records of the Company, such agreements and instruments, such certificates of public officials, such certificates of other officers of the Company and other persons, such questions of law and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed.

A-I(a)-1

In such examination, except with respect to documents executed by officers of the Company in my presence, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based on the foregoing, I am of the opinion that:

(i)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

(ii)	The Company has the authorized capital stock as set forth in the Prospectus.

(iii)	The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification and where the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole.

(iv)	Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification and where the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole; and all of the issued shares of capital stock of each subsidiary (except for directors’ qualifying shares and minority interests reflected in the Company’s consolidated financial statements included or incorporated in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

(v)	To the best of my knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

A-I(a)-2

(vi)	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(vii)	The Notes have been duly authorized, executed, authenticated, issued and delivered by the Company.

(viii)	The Indenture has been duly authorized, executed and delivered by the Company.

(ix)	The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and the Underwriting Agreement, and the consummation of the transactions therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation, as amended, or Bylaws of the Company or any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(x)	The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules or other financial or accounting data included or incorporated by reference therein, as to which I express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and I have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

In delivering the foregoing opinion, I have, with your approval, relied as to all matters governed by the laws of the State of New Jersey upon the opinion of even date herewith of Gary DeFazio, Esq., Vice President, Corporate Secretary and Associate General Counsel of the Company, a copy of which has been furnished to you. In my opinion, such opinion is satisfactory in form and scope and you and your counsel, Sullivan & Cromwell LLP, are justified in relying thereon.

A-I(a)-3

Each of Sullivan & Cromwell LLP and Skadden, Arps, Slate, Meagher & Flom LLP may rely upon this opinion for purposes of delivering respective opinions to the Underwriters pursuant to Sections 8(b) and (c), respectively of the Underwriting Agreement as if this opinion were addressed to Sullivan & Cromwell LLP or Skadden, Arps, Slate, Meagher & Flom LLP, as applicable, subject to the same exceptions, qualifications and limitations set forth herein.

Very truly yours,

A-I(a)-4

ANNEX I(b)

CONTENT OF LETTERS TO BE PROVIDED BY SKADDEN, ARPS, SLATE,

MEAGHER & FLOM LLP, SPECIAL COUNSEL FOR BECTON, DICKINSON

AND COMPANY

Opinion Letter

We have acted as special counsel to Becton, Dickinson and Company, a New Jersey corporation (the “Company”), in connection with the Underwriting Agreement, dated December 4, 2014 (the “Underwriting Agreement”), between you, as representatives of the several underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of (a) $750,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2016 (the “2016 Notes”), (b) $1,250,000,000 aggregate principal amount of the Company’s 1.800% Senior Notes due 2017 (the “2017 Notes”), (c) $1,250,000,000 aggregate principal amount of the Company’s 2.675% Senior Notes due 2019 (the “2019 Notes”), (d) $1,750,000,000 aggregate principal amount of the Company’s 3.734% Senior Notes due 2024 (the “2024 Notes”) and (e) $1,200,000,000 aggregate principal amount of the Company’s 4.685% Senior Notes due 2044 (together with the 2016 Notes, the 2017 Notes, the 2019 Notes and the 2024 Notes, the “Securities”) to be issued under the Indenture, dated as of March 1, 1997 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to JP Morgan Chase Bank), as trustee (the “Trustee”).

This opinion is being furnished to you pursuant to Section 8(c) of the Underwriting Agreement.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the registration statement on Form S-3 (File No. 333-183059) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2012 under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, including the Incorporated Documents (as defined below), being hereinafter referred to as the “Registration Statement”);

(b)	the prospectus, dated August 3, 2012 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)	the preliminary prospectus supplement, dated December 4, 2014 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

A-I(b)-1

(d)	the prospectus supplement, dated December 4, 2014 (together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(e)	the documents described on Schedule A hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus, as of the date hereof, or the Preliminary Prospectus, as of the date of the Underwriting Agreement (collectively, the “Incorporated Documents”);

(f)	an executed copy of the Underwriting Agreement;

(g)	the global certificates evidencing the Securities (the “Note Certificates”) in the form delivered by the Company to the Trustee for authentication and delivery;

(h)	an executed copy of the Indenture;

(i)	an executed copy of a certificate of Vincent A. Forlenza, Chief Executive Officer and Christopher R. Reidy, Chief Financial Officer of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Officers’ Certificate”);

(j)	an executed copy of a certificate of Gary DeFazio, Vice President and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”); and

(k)	an executed copy of a pricing certificate of Christopher R. Reidy, Chief Financial Officer of the Company, dated December 4, 2014.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Officers’ Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the federal laws of the United States of America.

A-I(b)-2

The Underwriting Agreement, the Note Certificates and the Indenture are referred to herein collectively as the “Transaction Agreements.” “General Disclosure Package” means the Preliminary Prospectus as amended and supplemented by the document identified on Schedule B hereto.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.	Each of the Underwriting Agreement and the Indenture has been duly executed and delivered by all requisite corporate action on the part of the Company under the laws of the State of New York to the extent that such execution and delivery is governed by the laws of the State of New York.

2.	The Indenture constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

3.	Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

4.	The Note Certificates have been duly executed by the Company under the laws of the State of New York, to the extent that such execution is governed by the laws of the State of New York, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

5.	The statements in the Prospectus and the General Disclosure Package under the captions “Description of Debt Securities” and “Description of Notes” other than under the caption “Clearance Systems,” insofar as such statements purport to summarize certain provisions of the Indenture and the Note Certificates, fairly summarize such provisions in all material respects.

The opinions stated herein are subject to the following qualifications:

(a)	the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

A-I(b)-3

(b)	except to the extent expressly stated in the opinions contained herein with respect to the Company, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c)	we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)	we do not express any opinion with respect to any securities, antifraud, derivatives or commodities laws, rules or regulations or Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(e)	except to the extent expressly stated in the opinions contained herein with respect to the Company, we have assumed that each of the Transaction Agreements (other than the Underwriting Agreement) constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(f)	except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified herein without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto);

(g)	we do not express any opinion with respect to whether the execution or delivery of any Transaction Agreement by the Company, or the performance by the Company of its obligations under any Transaction Agreement, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries;

(h)	we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation or waiver that may be contrary to public policy or violative of federal or state securities laws;

(i)	to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality; and

A-I(b)-4

(j)	we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement.

In addition, in rendering the foregoing opinions we have assumed that:

(a)	the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)	the Company has the corporate power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements;

(c)	except to the extent expressly stated in the opinions contained herein, each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d)	except to the extent expressly stated in the opinions contained herein with respect to the Company, neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities: (i) conflicts with or will conflict with the certificate of incorporation and by-laws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject or (v) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(e)	in rendering the opinion set forth in paragraph 4 above, we have assumed that the Trustee’s certificates of authentication of the Note Certificates will have been manually signed by one of the Trustee’s authorized officers.

This opinion is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any

A-I(b)-5

Securities or that seeks to assert the rights of an Underwriter in respect of this opinion (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

Negative Assurance Letter

We have acted as special counsel to Becton, Dickinson and Company, a New Jersey corporation (the “Company”), in connection with the Underwriting Agreement, dated December 4, 2014 (the “Underwriting Agreement”), between you, as representatives of the several underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of (a) $750,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2016 (the “2016 Notes”), (b) $1,250,000,000 aggregate principal amount of the Company’s 1.800% Senior Notes due 2017 (the “2017 Notes”), (c) $1,250,000,000 aggregate principal amount of the Company’s 2.675% Senior Notes due 2019 (the “2019 Notes”), (d) $1,750,000,000 aggregate principal amount of the Company’s 3.734% Senior Notes due 2024 (the “2024 Notes”) and (e) $1,200,000,000 aggregate principal amount of the Company’s 4.685% Senior Notes due 2044 (together with the 2016 Notes, the 2017 Notes, the 2019 Notes and the 2024 Notes, the “Securities”) to be issued under the Indenture, dated as of March 1, 1997 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to JP Morgan Chase Bank), as trustee.

This letter is being furnished to you pursuant to Section 8(c) of the Underwriting Agreement.

In the above capacity, we have reviewed the registration statement on Form S-3 (File No. 333-183059) of the Company relating to the Securities and other securities of the Company filed on August 3, 2012 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) including the Incorporated Documents (as defined below) and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”), and (i) the prospectus, dated August 3, 2012 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement, (ii) the preliminary prospectus supplement, dated December 4, 2014 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and (iii) the prospectus supplement, dated December 4, 2014 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. We also have reviewed the documents identified on Schedule A hereto filed by the Company pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus or the Preliminary Prospectus, as the

A-I(b)-6

case may be, as of the date hereof or as of the Applicable Time (as defined below), respectively (collectively, the “Incorporated Documents”), the “issuer free writing prospectus” (as defined in Rule 433(h)(1) of the Rules and Regulations) identified on Schedule B hereto relating to the Securities (the “Free Writing Prospectus”) and such other documents as we deemed appropriate. Assuming the accuracy of the representations and warranties of the Company set forth in Section 1(n) of the Underwriting Agreement, the Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the Rules and Regulations and, pursuant to Section 309 of the Trust Indenture Act of 1939, the Indenture has been qualified under the Trust Indenture Act of 1939, and to our knowledge, based solely upon our review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus, the Disclosure Package (as defined below) and related matters were discussed. We did not participate in the preparation of the Incorporated Documents but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package and have made no independent check or verification thereof (except to the limited extent referred to in paragraph 5 of our opinion to you dated the date hereof).

On the basis of the foregoing, (i) the Registration Statement, at the Effective Time (as defined below), and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T-1 (the “Form T-1”)) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1). In addition, on

A-I(b)-7

the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1, to the extent included or incorporated by reference therein).

As used herein, (i) “Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to the Underwriters, (ii) “Applicable Time” means 5:00 p.m. (Eastern time) on December 4, 2014 and (iii) “Disclosure Package” means the Preliminary Prospectus, as amended and supplemented by the Free Writing Prospectus.

This letter is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert the rights of an Underwriter in respect of this letter (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

A-I(b)-8

ANNEX II(a)

DESCRIPTION OF COMFORT LETTER OF ERNST & YOUNG LLP, AS AUDITORS

OF THE COMPANY

Pursuant to Section 8(d) of the Underwriting Agreement, Ernst & Young LLP, as auditors of the Company, shall furnish letters to the Underwriters to the effect that:

In connection with the Registration Statement:

1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.	In our opinion, the consolidated financial statements audited by us and included in the Company’s Annual Report on Form 10-K at September 30, 2014 and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to September 30, 2014. We also have not audited the effectiveness of the Company’s internal control over financial reporting as of any date subsequent to September 30, 2014. The purpose (and therefore the scope) of our audit for the year ended September 30, 2014 was to enable us to express our opinion on (i) the consolidated financial statements at September 30, 2014 and for the year then ended, but not on the financial statements for any interim period within such year, and (ii) the effectiveness of the Company’s internal control over financial reporting, as of September 30, 2014, but not on the effectiveness of the Company’s internal control over financial reporting as of any date or for any period within the year ended September 30, 2014.

4.	For purposes of this letter, we have read the 2014 minutes of meetings of the shareholders, the Board of Directors, and the Board of Directors Committees including the Audit Committee, Executive Committee, Compensation and Benefits Committee, Science, Marketing, Innovation and Technology Committee and the Corporate Governance and Nominating Committee of the Company as set forth in the minute books through December 1, 2014, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein , except for the meetings of the Board of Directors, and the Board of Directors Committees including the Audit Committee, Executive Committee, Compensation and Benefits Committee, Science, Marketing, Innovation and Technology Committee and the Corporate Governance and Nominating Committee held on November 24-25, 2014, for which minutes have not been approved. With respect to the meetings held on November 24-25, 2014, we have obtained from the Secretary a summary of the topics discussed at the meeting. We have also carried out other procedures to December 1, 2014 as follows (our work did not extend to the period from December 1, 2014 to December 4, 2014):

A-II(a)-1

a.	With respect to the period from October 1, 2014 to December 1, 2014, we have:

(1) read the unaudited consolidated financial statements of the Company for October of both 2014 and 2013 furnished to us by the Company, officials of the Company having advised us that no such consolidated financial statements as of any date or for any period subsequent to October 31, 2014 were available. The financial statements for October of both 2014 and 2013 are incomplete in that they omit the statements of cash flows and other disclosures; and

(2) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to under 4.a.(1) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the procedures described in 4. Above that caused us to believe that:

(1) at October 31, 2014, there was any change in the capital stock (other than stock issuances under the Company’s stock compensation plans), increase in long-term debt (including debt covenants and compliance with them, other than loan discount accretion and the effect of foreign exchange fluctuations), or decrease in consolidated net current assets or shareholders’ equity of the Company as compared with the amounts shown in the September 30, 2014 audited consolidated balance sheet incorporated by reference in the Registration Statement; or

(2) for the period from October 1, 2014 to October 31, 2014, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of consolidated income before extraordinary items or of consolidated net income, except in all instances for the changes, increases, or decreases that the Registration Statement discloses have occurred or may occur.

6.

As mentioned under 4.a.(1) above, Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to October 31, 2014 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after October 31, 2014 have, of necessity, been even more limited than those with respect to the periods referred to in 4.a.(1) above. We have inquired of certain officials of the Company who have

A-II(a)-2

responsibility for financial and accounting matters as to whether: (i) at December 1, 2014 there was any change in the capital stock (other than stock issuances under the Company’s stock compensation plans), increase in long-term debt (including debt covenants and compliance with them, other than loan discount accretion and the effect of foreign exchange fluctuations) or any decreases in consolidated net current assets or shareholders’ equity of the Company as compared with the amounts shown on the September 30, 2014 audited consolidated balance sheet incorporated by reference in the Registration Statement, or (ii) for the period from October 1, 2014 to December 1, 2014, there were any decreases as compared with the corresponding period in the preceding year, in consolidated net sales or in the total per-share amounts of consolidated income before extraordinary items or of consolidated net income. Those officials stated that at December 1, 2014, there was no change in the capital stock and no increase in long-term debt except for the effect of foreign exchange fluctuations, planned stock issuances under the Company’s stock compensation plan, as compared with amounts shown on the September 30, 2014 consolidated balance sheet, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur. On the basis of these inquiries and our reading of the minutes as described in 4., nothing came to our attention that cause us to believe that there was any such change in capital stock or increase in long-term debt, except in all instances for changes or increases that the Registration Statement discloses have occurred or may occur. Officials of the Company were unable to respond to our inquiries regarding whether (i) at December 1, 2014, there was any decrease in consolidated net current assets or shareholders’ equity of the Company as compared with the amounts shown on the September 30, 2014 consolidated balance sheet, or (ii) for the period from October 1, 2014 to December 1, 2014, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total per-share amounts of consolidated income before extraordinary items or in consolidated net income for the period from October 1, 2014 to December 1, 2014 because no financial statements as of, or for the period ending, December 1, 2014 were available.

7.	At your request, we have:

a.	read the unaudited pro forma condensed consolidated balance sheet as of September 30, 2014, and the unaudited pro forma condensed consolidated statements of income for the year ended September 30, 2014, included in the Registration Statement.

b.	inquired of certain officials of the Company and of CareFusion Corporation who have responsibility for financial and accounting matters as to:

i. the basis for their determination of the pro forma adjustments, and

ii. whether the unaudited pro forma condensed consolidated financial statements referred to in 7.a. comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X.

A-II(a)-3

c.	proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements.

The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management’s assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representation about the sufficiency of such procedures for your purposes.

8.	Nothing came to our attention as a result of the procedures specified in paragraph 7., however, that caused us to believe that the unaudited pro forma condensed consolidated financial statements referred to in 7.a. included in the Registration Statement do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the unaudited pro forma condensed consolidated financial statements. Had we performed additional procedures or had we made an examination of the pro forma condensed consolidated financial statements, other matters might have come to our attention that would have been reported to you.

9.	At your request, we have also read the items identified by you on the attached copy of certain pages of 1.) the Company’s Annual Report on Form 10-K for the year ended September 30, 2014, 2.) the Company’s definitive proxy statement on Form 14A filed with the SEC on December 19, 2013 and 3.) the attached pages of the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the capital letters explained below:

A Compared the dollar and other amounts either to the amounts in the audited consolidated financial statements described in the introductory paragraph of this letter or, for prior years, included in the Company’s Annual Reports to shareholders for the years 2011 and 2010, to the extent such amounts are included or can be derived from such statements and found them to be in agreement.

B Compared the dollar and other amounts not derived directly from audited consolidated financial statements to amounts in the Company’s accounting records to the extent such amounts could be so compared directly and found them to be in agreement.

C Compared the dollar and other amounts not derived directly from audited consolidated financial statements, or that could not be compared directly to the Company’s accounting records, to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement.

A-II(a)-4

D Proved the arithmetic accuracy of the percentages or amounts based on the data in the above-mentioned financial statements, accounting records and analyses.

E Compared the amounts listed under the caption “Actual As of September 30, 2014” on page S-27 of the Registration Statement, with the amounts shown under the caption “As Adjusted As of September 30, 2014,” and found them to be in agreement. We make no representation as to whether the transaction will take place or the amount of securities to be sold in the transaction. We make no representation as to the reasonableness of the “Use of Proceeds” or whether such use will actually take place.

F Compared the pro forma amounts to the unaudited pro forma condensed combined balance sheet as of September 30, 2014, or the unaudited pro forma condensed combined statement of income for the year ended September 30, 2014, to the extent such amounts are included or can be derived from such statements included in the Registration Statement and found them to be in agreement.

We make no comment as to the appropriateness or completeness of the Company’s determination of the Regulation S-K requirements for quantitative and qualitative disclosures about market risks nor with respect to the reasonableness of the assumptions underlying the disclosures.

We make no comment as to whether the Company’s tabular disclosures of executive and director compensation comply with the requirements of Item 402 of the Securities and Exchange commission’s regulation S-K.

We make no comment as to whether the Company’s Compensation Discussion and Analysis complies with the requirements of Item 402 of the Securities and Exchange commission’s regulation S-K.

We make no comment as to the Company’s identification of its named executive officers for purposes of the SEC’s disclosure requirements on executive compensation.

We make no comment as to whether compensation amounts disclosed in the Summary Compensation Table have actually been paid or will be paid to the respective individuals.

We make no comment regarding the appropriateness of the individual assumptions used by the Company in estimating the grant-date fair value of stock option awards.

We make no comment as to the completeness or appropriateness of the Company’s determination and quantification of perquisites and other personal benefits.

We make no representation as to whether the transaction will take place or the principal amount of debt securities to be sold in the transaction. We make no representations as to questions of legal interpretation regarding the completeness

A-II(a)-5

or appropriateness of the Company’s determination of what constitutes executive compensation for purposes of the SEC disclosure requirements on executive compensation.

10.	Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we do not express an opinion thereon.

11.	It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in paragraph 9. above; also, such procedures would not necessarily reveal any material misstatement of the information identified in paragraph 9. above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

12.	Certain amounts included in this letter and in the various tables, schedules and paragraphs indicated in the Registration Statement have been rounded as deemed appropriate by the Company. In all instances in 9. above, agreement of such amounts and numbers is after giving consideration to such rounding. Certain amounts included in this letter with respect to salary in the summary compensation table in the Company’s definitive proxy statement have been compared to amounts in the Company’s accounting records and found to be in agreement within a tolerance of $10,000 or less per each executive officer.

13.	This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

A-II(a)-6

ANNEX II(b)

DESCRIPTION OF COMFORT LETTER OF PRICEWATERHOUSECOOPERS LLP,

AS AUDITORS OF CAREFUSION

Pursuant to Section 8(d) of the Underwriting Agreement, PricewaterhouseCoopers LLP, as auditors of CareFusion, shall furnish letters to the Underwriters to the effect that:

In connection with the Registration Statement:

14.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

15.	In our opinion, the consolidated financial statements and financial statement schedule audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

16.	We have not audited any financial statements of the Company as of any date or for any period subsequent to June 30, 2014; although we have conducted an audit for the year ended June 30, 2014, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of June 30, 2014 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the Company’s unaudited condensed consolidated balance sheet as of September 30, 2014 and the Company’s unaudited condensed consolidated statements of income and of cash flows for the three-month periods ended September 30, 2014 and 2013 incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to June 30, 2014.

17.	For purposes of this letter, we have read the minutes of the 2015 meetings of the stockholders, the Board of Directors, the Audit Committee, Governance and Compliance Committee, and Human Resources and Compensation Committee of the Company and its subsidiaries as set forth in the minute books at December 1, 2014, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to December 1, 2014 (our work did not extend to the period from December 2, 2014 to December 4, 2014, inclusive) as follows:

a.	With respect to the three-month periods ended September 30, 2014 and 2013, we have:

(i)	performed the procedures (completed on November 7, 2014,) specified by the PCAOB for a review of interim financial information as described in

A-II(b)-1

PCAOB AU 722, Interim Financial Information, on the Company’s unaudited condensed consolidated financial statements as of September 30, 2014 and for the three-month period ended September 30, 2014 incorporated by reference in the Registration Statement; and

(ii)	inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a.(i) above comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934, as amended, and the related rules and regulations adopted by the SEC.

18.	The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

19.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a.	(i) Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4.a.(i), incorporated by reference in the Registration Statement, for them to be in conformity with U.S. generally accepted accounting principles.

(ii) The unaudited condensed consolidated financial statements described in 4.a.(i) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934, as amended, and the related rules and regulations adopted by the SEC.

20.	Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to September 30, 2014 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after September 30, 2014 have, of necessity, been even more limited than those with respect to the periods referred to in paragraph 4 above. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at December 1, 2014 there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets (working capital) or stockholders’ equity of the Company as compared with amounts shown in the September 30, 2014 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement; or (b) for the period from October 1, 2014 to December 1, 2014, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenue or consolidated net income or the total or per-share amounts of net income attributable to the Company.

A-II(b)-2

Those officials referred to above stated that they cannot comment on any such changes, increases or decreases in consolidated net current assets (working capital), stockholders’ equity, consolidated revenue or consolidated net income, or the total or per-share amounts of net income attributable to the Company for the periods referred to above.

On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change in capital stock or long-term debt, except that we have been informed by officials of the Company that there has been no increase in long-term debt and there continues to be an increase in capital stock with shares issued and outstanding (net of 32.4 million treasury shares) having increased to 204.1 million shares as of December 1, 2014, and except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

21.	For purposes of this letter, we have also read the items identified by you on the attached copy of the Prospectus Supplement forming part of the Registration Statement and the related documents incorporated by reference in the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the letters explained below. We make no comment as to whether the SEC would view any non-GAAP financial information included in the Registration Statement as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

A	Compared to or recomputed from a corresponding amount in the Company’s audited consolidated financial statements incorporated by reference in the Registration Statement and found such amounts to be in agreement (after giving effect to aggregation or rounding, if applicable).

B	Compared to or recomputed from a corresponding amount in the Company’s unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement and found such amounts to be in agreement (after giving effect to aggregation or rounding, if applicable).

C	Compared to a schedule prepared by the Company from its accounting records and found such amounts to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct.

8.

Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements

A-II(b)-3

taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the second preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.	This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

A-II(b)-4

ANNEX II(c)

DESCRIPTION OF COMFORT LETTER OF ERNST & YOUNG, LLP, AS

PREDECESSOR AUDITORS OF CAREFUSION CORPORATION

Pursuant to Section 8(d) of the Underwriting Agreement, Ernst & Young LLP, as predecessor auditors of the CareFusion, shall furnish letters to the Underwriters to the effect that:

In connection with the Registration Statement:

1.	During the period covered by the financial statements on which we reported and through August 9, 2013, we were an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB).

2.	In our opinion, the consolidated financial statements and financial statement schedule audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to June 30, 2013 or conducted an interim review as described in AU 722, Interim Financial Information, for any financial information of the Company as of any date or for any period subsequent to June 30, 2013. Therefore, we are unable to express and do not express an opinion on: (i) the Company’s consolidated balance sheet as of June 30, 2014, or its consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the year ended June 30, 2014 incorporated by reference in the Registration Statement from BD’s Current Report on Form 8-K dated December 3, 2014, or (ii) the Company’s unaudited condensed consolidated balance sheet at September 30, 2014, or its unaudited condensed consolidated statements of income, comprehensive income and cash flows for the three-month periods ended September 30, 2014 and 2013, incorporated by reference in the Registration Statement from BD’s Current Report on Form 8-K dated December 3, 2014; or (iii) on the financial position, results of operations or cash flows of the Company as of any date or for any period subsequent to June 30, 2013.

4.	At your request, we have also read the item identified by you on the attached page from the Registration Statement, and have performed the following procedure, which was applied as indicated with respect to the symbol explained below:

A Compared the dollar amount to the amount in the audited consolidated financial statements described in the introductory paragraph of this letter, to the extent such amount is included in or can be derived from such statements and found it to be in agreement.

A-II(c)-1

5.	Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we do not express an opinion thereon.

6.	It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedure enumerated in paragraph 4. above; also, such procedure would not necessarily reveal any material misstatement of the information identified in paragraph 4. above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

7.	This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

A-II(c)-2